Exhibit 99.1

News Release
225 West Washington Street	Telephone:	+1 312 696-6000
Chicago	Facsimile:	+1 312 696-6009
Illinois 60602

Contacts:

Media—In Chicago: Carling Spelhaug, + 1 312-696-6150 or carling.spelhaug@morningstar.com

Media—In Copenhagen: Peter Meyer, +45 51 34 02 60 or peter.meyer@morningstar.com

Media—In Stockholm: George Sallfeldt, +46 70 605 30 55 or george.sallfeldt@morningstar.se

Investors: Please submit questions to investors@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar Acquires Remaining Ownership Interest in Morningstar Sweden

CHICAGO/STOCKHOLM, May 2, 2013—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, has acquired its remaining ownership interest in Morningstar Sweden AB from Stadsporten Citygate AB and two private investors. Morningstar, through one of its subsidiaries, acquired its remaining 76 percent ownership stake for approximately U.S. $13 million, or approximately SEK 87 million, subject to post-closing adjustments.

Fondstar AB, a subsidiary of Citygate, licensed Morningstar’s methodology and began providing ratings for funds in 1998. Morningstar Europe B.V. and Citygate established a joint venture in 2001, formally incorporating Morningstar Sweden AB. Morningstar’s main offerings in Sweden include Morningstar Direct, Morningstar Data, Integrated Web Tools, and Morningstar.se, an investment information website for individual investors that provides fund and ETF data, portfolio tools, and market analysis.

“Together with Citygate and the local management team, we’ve been supplying investment data and other research tools to Swedish investors for more than a decade,” said Bevin Desmond, president of international operations for Morningstar. “We’re pleased to fully integrate Morningstar Sweden into our Nordic operations, providing seamless access to our offerings and better serving clients across the region.”

Morningstar has 25 employees based in Stockholm. George Sallfeldt, chief executive officer, will continue to lead the company. Morningstar serves more than 200 clients in Sweden, Denmark, Norway, Finland, and Iceland and provides complete data on more than 2,000 domiciled mutual funds and 20,000 funds registered for sale in the local markets. Morningstar also has data coverage on all listed stocks and several other investment offerings in the Nordic region.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individuals, financial advisors, and institutions. Morningstar provides data on approximately 422,000 offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 9 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its registered investment advisor subsidiaries and has approximately $157 billion in assets under advisement and management as of March 31, 2012. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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©2013 Morningstar, Inc. All Rights Reserved.

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